UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 17, 2009
(Date of earliest event reported)

Access Integrated Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51910	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01	Financial Statements and Exhibits
Signature

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On September 17, 2009, Access Integrated Technologies, Inc. d/b/a Cinedigm Digital Cinema Corp. (the “Company”) entered into an indemnification agreement with each of its directors (the “Indemnification Agreements”), including A. Dale Mayo, its Principal Executive Officer, Adam M. Mizel, its Principal Financial Officer and Gary S. Loffredo, its Senior Vice President – Business Affairs, General Counsel and Secretary.  Each Indemnification Agreement provides that the Company will indemnify the director against all loss and liability suffered and Expenses, Judgments, Fines and Amounts Paid in Settlement (each, as defined in the Indemnification Agreement) in connection with any Action, Suit or Proceeding (as defined in the Indemnification Agreement) to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), the Company’s Fourth Amended and Restated Certificate of Incorporation and the Company’s By-Laws, subject to certain exceptions.  In addition, each Indemnification Agreement provides that, to the fullest extent permitted by the DGCL, the Company will advance all Expenses incurred by the director in connection with an Action, Suit or Proceeding.

This summary description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description
	10.1	Form of Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of  September 21, 2009

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Senior Vice President—Business Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Indemnification Agreement.

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